Exhibit 99.2

Yunhong International Announces Closing of Upsized $60 Million Initial Public Offering

NEW YORK, February 18, 2020 /ACCESSWIRE/ -- Yunhong International (NASDAQ: ZGYHU, the “Company”), a company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, announced today the closing of its previously announced initial public offering of 6,000,000 units at a price of $10.00 per unit.

The Company’s units commenced trading on Thursday, February 13, 2020 on The NASDAQ Capital Market (“NASDAQ”) under the symbol “ZGYHU.” Each unit consists of one Class A ordinary share, one-half of one warrant, each whole warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, and one right to receive one-tenth of one Class A ordinary share upon the consummation of the Company’s initial business combination. Only whole warrants will trade and are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares, warrants and rights are expected to be listed on NASDAQ under the symbols “ZGYH,” “ZGYHW,” and “ZGYHR,” respectively.

Maxim Group LLC acted as sole book running manager in the offering. The Company granted the underwriters a 45-day option to purchase up to an additional 900,000 units at the initial public offering price to cover over-allotments.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of $2,325,000 of units, $60,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of February 18, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Loeb & Loeb LLP acted as counsel to the underwriters.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on February 12, 2020. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Yunhong International

Yunhong International is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Although it is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company believes it is particularly well-positioned to capitalize on growing opportunities created by consumer/lifestyle businesses that have their primary operations in Asia (excluding China).

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

MJ Clyburn

TraDigital IR

575 Fifth Avenue, 14th Floor

New York, NY 10017

M: 917-327-6847